SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 31, 2002

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER
OF INCORPORATION)	IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200

HOUSTON, TEXAS 77057

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

ITEM 5.  OTHER EVENTS

                On May 31, 2002, Consolidated Graphics, Inc. (the “Company”) announced that it has signed a definitive agreement to acquire the business and assets of S&S Graphics located in Laurel, Maryland.  A copy of the press release is attached hereto as Exhibit 99.1.

                The attached press release may contain forward-looking information.  Readers are cautioned that such information involves known and unknown risks and uncertainties, including the possibility that events may occur which preclude completion of pending or future acquisitions by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBIT

(A)  EXHIBIT

                The following exhibit is filed herewith:

99.1 Press release of the Company dated May 31, 2002, related to the announcement that it has signed a definitive     agreement for to acquire the business and assets of S&S Graphics.

SIGNATURE

                PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ G. Christopher Colville
G. CHRISTOPHER COLVILLE
EXECUTIVE VICE PRESIDENT,
CHIEF FINANCIAL OFFICER
AND SECRETARY

Date: May 31, 2002